AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of June, 2008, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Transfer Agent Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Villere Balanced Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit P to the Transfer Agent Agreement is hereby superseded and replaced with Exhibit P attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED                                                                           U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By: /s/ Robert M. Slotky                                                                                            By: /s/ Michael R. McVoy

Name:  Robert M. Slotky                                                                                            Name:  Michael R. McVoy

Title:  President                                                                                                            Title: Executive Vice President

Exhibit P to the PMP Transfer Agent Servicing Agreement

Name of Series                                                                                                                                     Date Added
Villere Balanced Fund                                                                                                                                               6/7/2002

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: 04/01/2007
Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $[__] /account
Annual Minimum :
♦ $[__] per no-load fund

Activity Charges

                ♦ Telephone Calls - $[__] /call
                ♦ E-mail Services
          $[__] /month administration
          $[__] /e-mail received
♦ Draft Check Processing - $[__] /draft
♦ Daily Valuation Trades - $[__] /trade
♦ Lost Shareholder Search - $[__] /search
♦ AML New Account Service - $[__] /new domestic accounts and $[__] /new foreign account
♦ ACH/EFT Shareholder Services:
          $[__] /month/fund group
          $[__] /ACH item, setup, change
          $[__] /correction, reversal

Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ NSCC processing charges
♦ All other out-of-pocket expenses

Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit P.

ST. DENIS J. VILLERE & CO., LLC

By: /s/ George V. Young

Name: George V. Young

Title:  Partner

Date:  6/10/08

Service Charges to Investors/Shareholders

Qualified Plan Fees (Billed to Investors)
♦ $[__] /qualified plan acct (Cap at $[__] /SSN)
♦ $[__] /Coverdell ESA acct (Cap at $[__] /SSN)
♦ $[__] /transfer to successor trustee
♦ $[__] /participant distribution (Excluding SWPs)
♦ $[__] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦ $[__] /outgoing wire transfer
♦ $[__] /overnight delivery
♦ $[__] /telephone exchange
♦ $[__] /return check or ACH
♦ $[__] /stop payment
♦ $[__] /research request (Cap at $[__] /request)
(For requested items of the second calendar year [or previous] to the request)
Technology Charges
1.   Fund Group Setup (first cusip) - $[__] /fund group
2. Fund Setup - $[__] /cusip (beyond [__] cusip)
3.   NSCC Service Interface – All NSCC Services
♦ Setup - $[__] /fund group
♦ Annual - $[__] /cusip/year
4.   Telecommunications and Voice Services
♦ Service Setup - $[__] ATT transfer connect
♦ VRU Setup - $[__] /fund group
♦ VRU Maintenance - $[__] /cusip/month
♦ $[__] /voice response call
♦ $[__] /voice recognition call
5. Asset Allocation Services - $[__] /account group/year ([__]  reallocations)
6. 12b-1 Aging - $[__] /account/year
7. Average Cost - $[__] /account/year
8. Development/Programming - $[__]  /hour
9. File Transmissions – subject to requirements
10. Selects - $[__]  per select
11. ReportSource - $[__]  /month – Web reporting
12. Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be provided.
♦ Custom processing, re-processing
♦ All other extraordinary services